Exhibit 99.3

Vistra Energy Prices Upsized Private Offering of $1 Billion of Senior Notes;

Upsizes Cash Tender offers to $1.7 Billion

IRVING, Texas, August 7, 2018 — Vistra Energy Corp. (NYSE: VST) (the “Company” or “Vistra Energy”) announced today the pricing of an upsized private offering (the “Offering”) of $1 billion aggregate principal amount of senior notes due 2026 (the “Notes”) to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons in accordance with Regulation S under the Securities Act. The Notes will be senior, unsecured obligations of Vistra Operations Company LLC, a Delaware limited liability company and an indirect, wholly owned subsidiary of the Company (the “Issuer”). The Notes will bear interest at the rate of 5.500% per annum and will be fully and unconditionally guaranteed by certain of the Issuer’s current and future subsidiaries. The Offering is expected to close on August 22, 2018, subject to customary closing conditions.

The purpose of the Offering is (i) to fund concurrent tender offers (the “Tender Offers”) to purchase for cash its outstanding 7.375% Senior Notes due 2022, 7.625% Senior Notes due 2024, 8.034% Senior Notes due 2024, 8.000% Senior Notes due 2025, and 8.125% Senior Notes due 2026, in each case issued by Dynegy, as predecessor to Vistra Energy (collectively, the “Tender Offer Notes”), subject to the relevant terms and conditions set forth in the Offer to Purchase related to the concurrent Tender Offers, (ii) to pay fees and expenses related to the Offering and incurred in connection with the Tender Offers and (iii) for general corporate purposes. In connection with upsizing the Offering, the Company has determined to upsize the maximum aggregate purchase price (excluding accrued and unpaid interest) under the Tender Offers from $1.5 billion to $1.7 billion.

The Notes will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy the securities described above, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

Media

Allan Koenig

214-875-8004

Media.Relations@vistraenergy.com

Analysts

Molly Sorg

214-812-0046

Investor@vistraenergy.com

About Vistra Energy

Vistra Energy (NYSE: VST) is a premier, integrated power company based in Irving, Texas, combining an innovative, customer-centric approach to retail with a focus on safe, reliable, and efficient power generation. Through its retail and generation businesses which include TXU Energy, Homefield Energy, Dynegy, and Luminant, Vistra operates in 12 states and six of the seven competitive markets in the U.S., with about 6,000 employees. Vistra’s retail brands serve approximately 2.9 million residential, commercial, and industrial customers across five top retail states, and its generation fleet totals approximately 41,000 megawatts of highly efficient generation capacity, with a diverse portfolio of natural gas, nuclear, coal, and solar facilities.

Vistra Energy – Press Release

August 7, 2018, Page 2

Cautionary Note Regarding Forward-Looking Statements

The information presented herein includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, as amended. These forward-looking statements, which are based on current expectations, estimates and projections about the industry and markets in which Vistra Energy Corp. (“Vistra Energy”) operates and beliefs of and assumptions made by Vistra Energy’s management, involve risks and uncertainties, which are difficult to predict and are not guarantees of future performance, that could significantly affect the financial results of Vistra Energy. All statements, other than statements of historical facts, that are presented herein, or in response to questions or otherwise, that address activities, events or developments that may occur in the future, including such matters as activities related to our financial or operational projections, projected synergy, value lever and net debt targets, capital allocation, capital expenditures, liquidity, projected Adjusted EBITDA to free cash flow conversion rate, dividend policy, business strategy, competitive strengths, goals, future acquisitions or dispositions, development or operation of power generation assets, market and industry developments and the growth of our businesses and operations (often, but not always, through the use of words or phrases, or the negative variations of those words or other comparable words of a future or forward-looking nature, including, but not limited to, “intends,” “plans,” “will likely,” “unlikely,” “believe,” “expect,” “seek,” “anticipate,” “estimate,” “continue,” “will,” “shall,” “should,” “could,” “may,” “might,” “predict,” “project,” “forecast,” “target,” “potential,” “forecast,” “goal,” “objective,” “guidance” and “outlook”),are forward-looking statements. . Readers are cautioned not to place undue reliance on forward-looking statements. Although Vistra Energy believes that in making any such forward-looking statement, Vistra Energy’s expectations are based on reasonable assumptions, any such forward-looking statement involves uncertainties and risks that could cause results to differ materially from those projected in or implied by any such forward-looking statement, including but not limited to (i) the effect of the merger (the “Merger”) on Vistra Energy’s relationships with Vistra Energy’s and Dynegy Inc.’s (“Dynegy”) respective customers and their operating results and businesses generally (including the diversion of management time on integration-related issues); (ii) the risk that the credit ratings of the combined company or its subsidiaries are different from what Vistra Energy expects; (iii) adverse changes in general economic or market conditions (including changes in interest rates) or changes in political conditions or federal or state laws and regulations; (iv) the ability of Vistra Energy to execute upon the contemplated strategic and performance initiatives (including the risk that Vistra Energy’s and Dynegy’s respective businesses will not be integrated successfully or that the cost savings, synergies and growth from the Merger will not be fully realized or may take longer than expected to realize); and (v) those additional risks and factors discussed in reports filed with the Securities and Exchange Commission (“SEC”) by Vistra Energy from time to time, including the uncertainties and risks discussed in the sections entitled “Risk Factors” and “Forward-Looking Statements” in Vistra Energy’s quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2018.

Any forward-looking statement speaks only at the date on which it is made, and except as may be required by law, Vistra Energy will not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible to predict all of them; nor can Vistra Energy assess the impact of each such factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.